Registration No. 333-
================================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                               ---------------

                                 FORM S-3
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------

                             META GROUP, INC.
              (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                         06-0971675
 (State or other Jurisdiction                           (I.R.S. Employer
  of Incorporation or Organization)                      Identification Number)

                             208 Harbor Drive
                       Stamford, Connecticut 06912-0061
                              (203) 973-6700
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

                              Dale Kutnick
                  President and Chief Executive Officer
                              META GROUP, INC.
                              208 Harbor Drive
                     Stamford, Connecticut 06912-0061
                              (203) 973-6700
(Name, Address,Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

                                 Copy to:
                            MARK J. MACENKA, ESQ.
                        TESTA, HURWITZ & THIBEAULT, LLP
                       High Street Tower, 125 High Street
                         Boston, Massachusetts 02110
                              (617) 248-7000
                             ---------------

     Approximate  Date of  Commencement  of Proposed Sale to the Public:
As soon as practicable after this registration statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ( )

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. (X)

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities
Act  registration   statement  number  of  the  earlier  effective  registration statement for the same offering.  ( )

     If delivery of the  prospectus  is expected to be made pursuant to Rule
434, please check the following box.   ( )
                             -------------------

                        CALCULATION OF REGISTRATION FEE

________________________________________________________________________________
Title of Shares   Amount to be  Proposed Maximum  Proposed Maximum    Amount of
to be Registered   Registered   Offering Price      Aggregate       Registration
                                 Per Share(1)     Offering Price(1)    Fee (2)
________________________________________________________________________________

Common Stock,
$.01 par value
per share           145,227        $19,5625        $2,841,003.19    $789.80
================================================================================
 (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

(2) Pursuant to Rule 457(c) under the Securities Act of 1933, the registration fee has been calculated based upon the average of the high and low prices per share of the Common Stock of META Group, Inc. on the Nasdaq National Market on November 17, 1998.

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 19, 1998

                                 PROSPECTUS

                              145,227 Shares

                              META Group, Inc.

                               COMMON STOCK



         Certain stockholders (the "Selling Stockholders") of META Group, Inc. ("META" or the "Company") are offering and selling from time to time up to 145,227 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of the Company under this prospectus. The Selling Stockholders have indicated that sales of their Shares may be made by the methods described in the section entitled "Plan of Distribution" in this Prospectus.

         The Selling Stockholders are former stockholders of The Sentry Group, Inc. ("Sentry"). They acquired the Shares in connection with the merger (the "Sentry Merger") of a wholly-owned subsidiary of the Company with and into Sentry pursuant to an Agreement and Plan of Merger dated as of September 23, 1998 (the "Merger Agreement"). Sentry is now a wholly-owned subsidiary of the Company.

         The Company will not receive any of the proceeds from the resale of the Shares. The Company has agreed to bear all of the expenses in connection with the registration and resale of the Shares (other than selling commissions and the fees and expenses of counsel or other advisors to the Selling Stockholders).

         The Common Stock of the Company is quoted on the Nasdaq National Market under the symbol "METG." On November 18, 1998, the last reported sale price for the Common Stock on the Nasdaq National Market was $19.375 per share. META's principal offices are located at 280 Harbor Drive, Stamford, Connecticut 06912 and the Company's telephone number is (203) 973-6700.

         See "Risk Factors" on page 2 for information that should be considered by prospective investors.

                            -----------------------

         The Shares have not been approved or  disapproved by the Securities and
Exchange  Commission  or  any  state  securities  commission,   nor  have  those
organizations determined that this prospectus is accurate and complete.
Any representation to the contrary is a criminal offense.

         Prospective investors should rely only on the information contained in this prospectus or information specifically incorporated by reference in this prospectus. The Company has not authorized anyone to provide prospective investors with information that is different.

         Neither the delivery of this prospectus, nor any sale of the Shares, shall create any implication that the information in this Prospectus is correct after the date hereof.

         This prospectus is not an offer to or soliciation of any person in any jurisdiction in which such offer or soliciation is illegal.

         The information contained in this prospectus is subject to completion or amendment. A registration statement relating to the Shares has been filed with the Securities and Exchange Commission. The Shares may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

                              ----------------------------

                   The date of this Prospectus is November __, 1998

                                RISK FACTORS

         The Company does not provide forecasts of its future financial performance. From time to time, however, information provided by the Company or statements made by its employees may contain "forward looking" information that involve risks and uncertainties. In particular, statements contained in this Prospectus (and in the documents incorporated by reference into this Prospectus) which are not historical facts (including, but not limited to, statements concerning international revenues, anticipated operating expense levels and such expense levels relative to the Company's total revenues) constitute forward looking statements and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual results of operations and financial condition have varied and may in the future vary significantly from those stated in any forward-looking statements. Factors that may cause such differences include, without limitation, the risks, uncertainties and other information discussed within this Prospectus (and in the documents incorporated by reference into this Prospectus), as well as the accuracy of the Company's internal estimates of revenue and operating expense levels.

         The following risk factors should be read in conjunction with the detailed information in this Prospectus (and in the documents incorporated by reference into this Prospectus). The following factors, among others, could cause actual results to differ materially from those contained in forward looking statements contained or incorporated by reference in this Prospectus and presented by management from time to time. Such factors, among others, may have a material adverse effect upon the Company's business, results of operations and financial condition.

Dependence on Renewals of Subscription-Based Services

         The Company derived approximately 82% of its total revenues in 1997 from subscriptions to the Company's Continuous Services. In the nine months ended September 30, 1998, the Company derived approximately 81% of its total revenues from subscriptions to its Continuous Services. Seventy-five percent of the Company's Continuous Service clients renewed at least one subscription in 1997. The Company, however, may not be successful in maintaining its subscription renewal rates. The Company's ability to renew subscriptions is subject to a number of risks, including the following:

      . The Company may be unsuccessful in delivering consistent, high quality and timely analysis and advice to its clients.

      . The Company may not be able to hire and retain large and growing number of highly talented professionals in a very competitive job market.

      . The Company may be unsuccessful in understanding and anticipating market trends and the changing needs of its clients.

      . The Company may not be able to deliver products and services of the quality and timeliness to withstand competition.

If the Company is unable to successfully maintain its subscription renewal rates or sustain the necessary level of performance, such an inability could have a material adverse effect on the Company's business and financial results.

Potential Fluctuations in Operating Results

         The Company's operating results have varied significantly from quarter to quarter. The Company expects future operating results to fluctuate due to several factors, many of which are not in the Company's control:

         . the disproportionately large portion of the Company's Continuous
           Services subscriptions that expire in the fourth quarter;

         . the level and timing of renewals of subscriptions to the Company's
           Continuous Services;

         . the timing and amount of new business generated by the Company;

         . the mix of domestic versus international business;

         . the timing of the development, introduction and marketing of new products and services;

         . the timing of the hiring of research analysts, consultants, and sales representatives;

         . changes in the spending patterns of the Company's clients;

         . the Company's accounts receivable collection experience;

         . changes in market demand for IT research and analysis; and

         . competitive conditions in the industry.

Due to these factors, the Company believes period-to-period comparisons of results of operations are not necessarily meaningful and should not be relied upon as an indication of future results of operations. The potential fluctuations in the Company's operating results make it likely that, in some future quarter, the Company's operating results will be below the expectations of securities analysts and investors, which could have a material adverse effect on the price of the Company's Common Stock.

Risks Associated with International Operations

         Net  revenues   attributable  to  international   clients   represented
approximately 13% of the Company's total Continuous Services revenues for the year ended December 31, 1997 and approximately 14% of the Company's total Continuous Services revenues for the nine months ended September 30, 1998.
The Company sells its products internationally through a network of 36 independent sales representative organizations. The Company assumes significantly greater risk by selling through independent sales representative organizations than through a direct employee sales force.
These risks to the Company include:

         . greater accounts receivable collection risk (because the Company relies on the sales representative organization to invoice and collect receivables);

         . longer accounts receivable collection cycles;

         . the financial health of individual sales representative organizations;

         . developing and managing relationships sales representative organizations;

         . greater difficulty in maintaining direct client contact;

         . fluctuations in exchange rates;

         . political, social, and economic conditions in various jurisdictions;

         . tariffs and other trade barriers; and

         . potentially adverse tax consequences.

         The Company expects that international operations will continue to account for a significant portion of its revenues and intends to continue to expand its international operations. Expansion into new geographic territories may require considerable management and financial resources and may negatively impact the Company's near-term results of operations. If the Company is unable to successfully manage the risks associated with international operations, such an inability could have a material adverse effect on the Company's business and financial results.

Risks of Failing to Anticipate Changing Market Needs

         The Company's success depends in part upon its ability to anticipate rapidly changing technologies and market trends and to adapt its Continuous Services to meet the changing information and analysis needs of IT users. Frequent and often dramatic changes, including the following, characterize the IT industry:

         . introduction of new products and obsolescence of others;

         . shifting strategies and market positions of major industry participants;

         . paradigm shifts with respect to system architectures; and

         . changing objectives and expectations of IT users and vendors.

         This environment of rapid and continuous change presents significant challenges to the Company's ability to provide its clients with current and timely analysis and advice on issues of importance to them. The Company commits substantial resources to meeting these challenges. If the Company fails to provide insightful timely analysis of developments and assessment of technologies and trends in a manner that meets changing market needs, such a failure could have a material and adverse effect on the Company's future operating results.

Dependence on Ability to Attract and Retain Qualified Personnel

         The Company needs to hire, train and retain a significant number of additional qualified employees to execute its strategy and support its growth.
In   particular,  the  Company   needs   trained   research   analysts,
consultants, sales representatives and product development and operations staff. The Company continues to experience intense competition in recruiting and retaining qualified employees. First, the pool of experienced candidates is small. Second, the Company competes for qualified employees against many companies, including Gartner Group, that have substantially greater financial resources than the Company. If the Company is unable to successfully hire, retain and motivate a sufficient number of qualified employees, such an inability will have a material adverse effect on the Company's business and financial results.

Competition

         The IT research and analysis industry is extremely competitive. The Company competes directly with other independent providers of similar services and indirectly with the internal staffs of current and prospective client organizations. The Company's principal direct competitor, Gartner Group, has a substantially longer operating history and has considerably greater financial resources and market share than the Company. The Company also competes indirectly with larger electronic and print media companies and consulting firms. The Company's indirect competitors, many of which have substantially greater financial, information gathering and marketing resources than the Company, could choose to compete directly against the Company in the future.

         The Company's market has few barriers to entry. New competitors could easily compete against the Company in one or more market segments addressed by the Company's Continuous Services. The Company's current and future competitors may develop products and services that are more effective than the Company's products. Competitors may also produce their products and services at less cost and market them more effectively. If the Company is unable to successfully compete against existing or new competitors, such an inability will have a material adverse effect on the Company's operating results and would likely result in pricing pressure and loss of market share.

Risks Associated With New Product Development

         The Company's future success depends on its ability to develop or acquire new products and services that address specific industry and business sectors, changes in client requirements and technological changes in the IT industry. The process of internally researching, developing, launching and gaining client acceptance of a new product or service is inherently risky and costly. Assimilating and marketing an acquired product or service is also risky and costly. The Company has introduced few new products or services and has had limited experience in managing strategic investments. From April, 1996 to October, 1998, the Company invested $9.8 million in several companies whose products, services and/or distribution channels complement the Company's business. If the Company is unable to develop new products and services or manage its strategic investments, such inabilities could have a material adverse effect on the Company's operating results.

Dependence on Key Personnel

         The Company relies, and will continue to rely, in large part on its key management, research, consulting, sales, product development and operations personnel. The Company's success in part depends on its ability to motivate and retain highly qualified employees. If Dale Kutnick (President, Chief Executive Officer and Co-Research Director) and/or other senior officers of the Company leave the Company, such loss or losses could have a material adverse effect on the Company.

Risk of Product Pricing Limiting Potential Market

         The Company's pricing strategy may limit the potential market for the Company's Continuous Services to substantial commercial and governmental users and vendors of IT. As a result, the Company may be required to reduce prices for its Continuous Services or to introduce new products with lower prices in order to expand or maintain its market share. These actions could have a material adverse effect on the Company's business and results of operations.

Management of Growth

         Since inception, the Company's operations have changed substantially due to the expansion and growth of the Company's business. Growth places significant demands on the Company's management, administrative, operational and financial resources. The Company's ability to manage growth, should it continue to occur, will require the Company to continue to improve its systems and to motivate and effectively manage an evolving workforce. If the Company's management is unable to effectively manage a changing and growing business, the quality of the Company's products, its retention of key employees and its results of operations could be materially adversely affected.

Risk of Failure to Integrate Recent Acquisition and Risks Associated with Potential Acquisitions

         As part of its business strategy, the Company buys, or makes investments in, complementary businesses, products and services. If the Company finds a business it wishes to acquire, the Company could have difficulty negotiating the terms of the purchase, financing the purchase, and assimilating the employees, products and operations of the acquired business. Acquisitions may disrupt the ongoing business of the Company and distract management.
Furthermore, acquisition of new business may not lead to the successful development of new products, or if developed, such products may not achieve market acceptance or prove to be profitable. A given acquisition may also have a material adverse effect on the Company's financial condition or results of operations. In addition, the Company may be required to incur debt or issue equity to pay for any future acquisitions.

         On October 20, 1998, the Company acquired The Sentry Group, Inc., an IT consulting group. The Sentry acquisition required extensive management time with respect to the negotiation and consummation of the transaction. The Company expects that the time and costs associated with the integration of the Sentry business into the Company's existing META Group Consulting division will be significant. The Company may not be able to successfully integrate the Sentry business, and any such inability could have a material adverse affect on the Company's operations and financial results.

Risks Associated with Year 2000

     The following disclosure may be deemed "Year 2000 Readiness Disclosure" pursuant to the Year 2000 Information and Readiness Disclosure Act.

         The primary risk to the Company in the event of non-compliance with Year 2000 issues is a disruption of customer fulfillment. As a significant portion of the Company's clients choose to have the Company's products delivered via the internet, failure of that system could prevent customers from accessing the Company's products via the Company's internet site. Likewise, failure of the telephone systems would prevent the Company from speaking with its customers directly, which is an integral part of the Company's service and products. Also, failure of the Company's client information system would result in potential delays in responding to customers' inquiries.

         In addition to the risks to the Company's systems as they relate to customer service, Year 2000 issues present the following additional risks to the
Company:

         . Because the Company's business results from selling knowledge based research on a wide variety of IT issues, the short term demand for certain of the Company's products could potentially be hindered while customers and potential customers focus immediate resources on fixing their own Year 2000 issues. Although the Company's products include advisory services on Year 2000 issues, and therefore could potentially increase business for the Company, such impacts cannot be estimated by the Company at this time. As such, there remains a risk that a shift in the focus of customers' and potential customers' discretionary IT spending could have a material adverse effect on the Company's business, operating results and financial condition.

         . Part of the Company's services to its customers involves forming opinions and making suggestions with regard to IT issues. As such, customers rely on the Company for advice when making IT related decisions that involve Year 2000 issues. Because of the overall risk of litigation associated with the Year 2000 issue, there exists a risk that the Company could face legal action from a customer or be named as a co-defendant in an action by a third party against a customer. The likelihood of such legal actions occurring, and the potential related costs, cannot be estimated by the Company at this time.

         . Failure of certain systems of third parties due to Year 2000 issues could potentially create the risk of impairment of certain assets of the Company. In particular, the Company currently has over $32 million in marketable securities, which are primarily invested in unsecured, short-term, investment grade, corporate debt instruments (commercial paper). Financial impairment to certain investees, or a collapse of the securities markets in general, would potentially have a material adverse effect on the Company's financial position. In addition, the Company currently has over $25 million in accounts receivable from customers and international sales representative organizations, as well as significant investments in other companies. Financial impairment to certain of such companies due to Year 2000 issues could potentially have a material adverse effect on the Company's financial position and results of operations. The likelihood of such impairments occurring, and the potential related costs, cannot be estimated by the Company at this time.

                                  THE COMPANY

         META is an independent market assessment company providing research and analysis of developments, trends and organizational issues relating to the computer hardware, software, communications and related information technology ("IT") industries to IT users and vendors. IT user organizations utilize META's research, analysis and recommendations to develop and employ cost-effective strategies for selecting and implementing timely IT solutions and for aligning these solutions with business priorities. IT vendors use META's services for help in product positioning, marketing and market planning, as well as for internal IT decision making.

                                USE OF PROCEEDS

         The Company will not receive any proceeds from the resale of the Shares of Common Stock by the Selling Stockholders hereunder. See "Selling Stockholders" and "Plan of Distribution." The principal purpose of this offering is to effect an orderly disposition of the Selling Stockholders' Shares.

                             SELLING STOCKHOLDERS

         The following table sets forth as of November 19, 1998, the name of each Selling Stockholder, the number of shares of Common Stock of the Company owned before this offering by each Selling Stockholder and the maximum number of Shares that each Selling Stockholder may offer and sell pursuant to this Prospectus. Each of the Selling Stockholders owns less than 1% of all of the outstanding shares of Common Stock of the Company prior to this offering. Since the Selling Stockholders may sell all, some or none of their Shares, no estimate can be made of the aggregate number or percentage of shares of Common Stock of the Company that each Selling Stockholder will own upon completion of the offering to which this Prospectus relates. Accordingly, each Selling Stockholder has been presumed to sell all of his, her or its Shares offered hereby for purposes of calculating the "Shares Owned After Offering" in the table below. See "Plan of Distribution." None of the Selling Stockholders has had any material relationship with the Company or any of its affiliates within the past three years except as described below.

         The Shares offered by this Prospectus may be offered from time to time by and for the respective accounts of the Selling Stockholders named below or their pledgees, donees, transferees, distributees or successors-in-interest.

                                                Shares        Shares Offered        Shares
                                              Owned before      Pursuant to       Owned After
Selling Stockholders                           Offering       this.Prospectus      Offering
--------------------                         -------------    ---------------   -------------
                                                                C>
Safeguard Scientifics (Delaware), Inc.1        85,466             58,117            27,349

William A. Gannon, Sr.                         25,351             17,239             8,112

Robert H. Cawly3                               15,089             15,089                 0

Kirk K. Reiss4                                 13,001             13,001                 0

Patricia A. Cawly                               9,505              9,505                 0

William A. Gannon, Jr. 5                        8,698              8,698                 0

Carol G. Gannon                                 6,337              4,309             2,028

Carl G. Sempier 6                               5,285              3,594             1,691


----------------------------
1 Prior to the Sentry Merger, was a principal stockholder of Sentry and The
  Value Sourcing Group, Inc. ("Value"), a predeccessor of Sentry, had the right to elect members of the Board of Sentry and provided administrative and other services to Sentry pursuant to a services agreement.
2 Former Chairman of the Board of Sentry.
3 Former President and Chief Executive Officer of Sentry.
4 Former Senior Vice President of Sentry and Vice President and Secretary of
  Value.
5 Former President of Sentry Research and Analyst Services, a division of Senty. 6 Former Director of Sentry and Chairman of the Board of Value.

                                                Shares        Shares Offered       Shares
                                              Owned before     Pursuant to       Owned After
Selling Stockholders                           Offering       this.Prospectus      Offering
--------------------                         -------------    ---------------   -------------
                                                                C>

Damon P. Gannon                                 4,752            3,231             1,521

William D. Hoffman                              1,585            1,585                 0

Kathleen M. Flynn 7                             1,538            1,538                 0

Michael P. Walsh 8                              1,282            1,282                 0

Donald R. Caldwe ll                               980              666               314

Charles A. Root                                   980              666               314

Phillip J. Morrison                               845              845                 0

Thomas B. Hickey 9                                792              792                 0

James A. Ounsworth                                727              494               233

Gerald M. Wilk                                    727              494               233

Robert D. Kelley                                  704              704                 0

David R. Brousell 10                              591              591                 0

Glenn T. Rieger                                   545              371               174

Michael W. Miles                                  545              371               174

Thomas C. Lynch                                   474              322               152

Jerry L. Johnson                                  474              322               152

The Robert DeN. Cope 1995 Trust11                 316              316                 0

Delbert W. Johnson                                316              215               101

Paul M. Beals                                     264              264                 0

Anthony W. Stein                                  264              264                 0

--------------------------------
7  Former Vice President, Controller of Sentry.
8  Former Senior Vice President of Sentry.
9  Former Senior Vice President of Sentry.
10 Former Vice President, Editorial Director of Sentry.
11 The grantor of The Robert DeN. Cope 1995 Trust, Robert DeN. Cope, Esq., is
   the former Clerk of, and former outside counsel to, Sentry.

                                                Shares        Shares Offered       Shares
                                              Owned before     Pursuant to       Owned After
Selling Stockholders                           Offering       this.Prospectus      Offering
--------------------                         -------------    ---------------   -------------
                                                                C>
Steven J. Rosard                                 221                150                71

Walter W. Buckley                                166                113                53

John B. Hartman                                   79                 79                 0



         Each of the Selling Stockholders acquired his, her or its Shares in connection with the Sentry Merger pursuant to the Merger Agreement. Pursuant to the terms of the Registration Rights Agreement dated as of October 20, 1998, between the Company and each of the Selling Stockholders (the "Registration Rights Agreement"), 145,227 of the 195,066 shares of Common Stock issued to the Selling Stockholders in connection with the Sentry Merger are being offered hereby. Such registration rights are more fully described in the Registration Rights Agreement incorporated by reference as Exhibit 4.2 herein.

         An aggregate of 44,965 shares of Common Stock issued to the Selling Stockholders and a certain other stockholder of the Company are being held in escrow pursuant to the Merger Agreement. These shares may be used to satisfy indemnification claims in accordance with the escrow agreement incorporated by reference as Exhibit 4.2 herein and the Merger Agreement. Certain of the Selling Stockholders are presently employed by Sentry in its capacity as a wholly-owned subsidiary of the Company. The Sentry Merger was accounted for as a purchase for financial accounting purposes.

         Each of the Selling Stockholders represented to the Company, in connection with the completion of the Sentry Merger, that he was acquiring the Shares from the Company without any present intention of effecting a distribution of those Shares. In recognition of the fact that the Selling Stockholders may want to be able to sell their shares when they consider appropriate, the Company agreed to file with the Commission a Registration Statement on Form S-3 (of which this Prospectus is a part) to permit the public sale of the Shares by the Selling Stockholders from time to time and to use its commercially reasonable efforts to keep the Registration Statement effective until October 20, 1999. The Company will prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep it effective until October 20, 1999; provided, however, that the rights of the Selling Stockholders to resell the Shares pursuant to this Prospectus may be suspended by the Company under certain circumstances as set forth in the Registration Rights Agreement.

        Pursuant to the Registration Rights Agreement, the Company has agreed to bear all expenses in connection with the registration and resale of the Shares (other than underwriting discounts and selling commissions and the fees and expenses of counsel and other advisors to the Selling Stockholders). See "Plan of Distribution." The Registration Rights Agreement provides that the Company will indemnify the Selling Stockholders for any losses incurred by them in connection with actions arising from any untrue statement of a material fact in the Registration Statement or any omission of a material fact required to be stated therein, unless such statement or omission was made in reliance upon information furnished to the Company by the Selling Stockholder or corrected in an amended prospectus not delivered prior to confirmation of sale. Similarly, the Registration Rights Agreement provides that each Selling Stockholder will indemnify the Company and its officers and directors for any losses incurred by them in connection with any action arising from any untrue statement of material fact in the Registration Statement or any omission of a material fact required to be stated therein, if such statement or omission was made in reliance on written information furnished to the Company by such Selling Stockholder.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                               PLAN OF DISTRIBUTION

         The Shares offered hereby may be sold from time to time by the Selling Stockholders for their own accounts. The Company will receive none of the proceeds from this offering. The Company will bear all costs and expenses incident to the offering and sale of the Shares to the public, including without limitation, legal fees and disbursements of counsel for the Company, "blue sky" expenses, accounting fees and filing fees, but excluding any underwriting or brokerage commissions or similar charges and legal fees and disbursements of counsel for the Selling Stockholders, if any.

         Resales of the Shares by the Selling Stockholders are not subject to any underwriting agreement. The Shares covered by this Prospectus may be sold by the Selling Stockholders or by pledgees, donees, transferees, distributees or successors-in-interest. In addition, certain of the Selling Stockholders are corporations or trusts which may, in the future, distribute their shares to their shareholders or trust beneficiaries,respectively. Those shares may later be sold by those shareholders or trust beneficiaries. The Shares offered by each Selling Stockholder may be sold from time to time at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. Such sales may be effected in the over-the-counter market, on the Nasdaq National Market, or on any exchange on which the Shares may then be listed. The Shares may be sold by one or more of the following: (a) one or more block trades in which a broker or dealer so engaged will attempt to sell all or a portion of the Shares held by the Selling Stockholders as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) in negotiated transactions, and (e) through other means. There is no assurance that any of the Selling Stockholders will sell any or all of the Shares offered by them. The Selling Stockholders may effect such transactions by selling Shares through customary brokerage channels, either through broker-dealers acting as agents or brokers, or through broker-dealers acting as principals, who may then resell the Shares, or at private sales or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions, commissions, or fees from the Selling Stockholders and/or purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Shares positioned by them might be deemed to be underwriting compensation, within the meaning of the Securities Act, in connection with such sales.

         The Company intends to maintain the effectiveness of this Prospectus until October 20, 1999 pursuant to the Company's obligations under the Registration Rights Agreement by and among the Selling Stockholders and the Company; provided, however, that the rights of the Selling Stockholders to resell the Shares pursuant to this Prospectus may be suspended by the Company under certain circumstances, as set forth in the Registration Rights Agreement.

         The Company will inform the Selling Stockholders that the antimanipulation rules under the Exchange Act (Regulation M - Rule 102) may apply to sales in the market and will furnish the Selling Stockholders upon request with a copy of these rules. The Company will also inform the Selling Stockholders of the need for delivery of copies of this Prospectus.

         Any Shares covered by the Prospectus that qualify for resale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

         The Common Stock is quoted on the Nasdaq National Market under the symbol "METG."


                                LEGAL MATTERS

         The legality of the Shares is being passed upon by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts.

                                  EXPERTS

         The financial statements of the Company as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors. Such financial statements have been so included in reliance on the report of such independent auditors given on the authority of said firm as experts in auditing and accounting.

                            AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be read and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, New York, New York 10048, and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Common Stock of the Company is quoted on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, N.W., Washington, D.C. 20006.

         The Company has filed with the Commission a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding the Company and the Shares offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus regarding the contents of any agreement or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement for a more complete description of the matters involved. The Registration

Statement, including the exhibits and schedules thereto, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or through its Internet site (http://www.sec.gov).

         META GROUP(R) is a registered trademark of the Company. The META GROUP logo(TM), META(TM), META DELTAS(TM), META FAX(TM), META FLASH(TM), and META TRENDS(TM) are trademarks of the Company.

                  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference:

         1. The Company's Annual Report of Form 10-K for the year ended December 31, 1997 filed pursuant to the Exchange Act which contains audited financial statements for each of the three years in the period ended December 31, 1997 (File No. 0-27280).

         2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 (File No. 0-27280).

         3. The Company's Current Reports on Form 8-K dated April 27, 1998 (filed on June 12, 1998) and dated October 20, 1998 (filed on November 3, 1998) (File No. 0-27280).

         4. The section entitled "Description of Registrant's Securities to be Registered" contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act on November 24, 1995, and incorporating by reference the information contained in the Company's Registration Statement on Form S-1, SEC File No. 33-97848, as amended.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Shares, shall be deemed to be incorporated by reference in this Prospectus and made a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to META Group, Inc., Attention: Investor Relations Department, 208 Harbor Drive, Stamford, Connecticut 06912-0061, telephone number (203) 973-6700.

=============================================          =========================
No dealer,  sales representative or any other
person has been authorized to giveany
information or to make any  representations in
connection with this offering other than those              145,227 Shares
contained  in this  prospectus, and, if given
or made,  such information or representations
must not be relied upon as having been authorize
by the Company or any of the Selling  Stockholders.
This  Prospectus does not constitute  an offer              META GROUP, INC.
to  sell,  or a  solicitation  of an offer to
buy, any securities other than the registered
securities to which it relates or an offer                    Common Stock
to, or a  solicitation  of, any person in any
Jurisdiction  where such offer or
solicitation would be unlawful. Neither the
delivery of this Prospectus nor any sale
made hereunder shall, under any circumstances,
create any implication that there has been no
change in the affairs of the Company since the
date hereof or that the  information contained
herein is correct as of any time subsequent to              ------------------
the date hereof.                                                PROSPECTUS

 -------------------------                                   November __ , 1998

    TABLE OF CONTENTS
                                                            ------------------

                                          PAGE
                                          ----
Risk Factors.............................   2
The Company..............................   8
Use of Proceeds..........................   8
Selling Stockholders.....................   9
Plan of Distribution.....................  13
Legal Matters...........................   14
Experts.................................   14
Available Information...................   14
Incorporation of Certain Information
 by Reference...........................   15

==================================================    ==========================

                                   PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         Estimated expenses payable in connection with the sale of the Common Stock offered hereby are as follows:

            SEC Registration fee..............................         $789.80
            Nasdaq Additional Listing fee.....................          509.00
            Legal fees and expenses...........................       30,000.00
            Accounting fees and expenses......................       $3,000.00
                  Total.......................................      $34,298.80


         The Company will bear all expenses shown above. All amounts other than the SEC Registration fee and the Nasdaq Additional Listing fee are estimated solely for the purpose of this offering.

Item 15.  Indemnification of Directors and Officers.

         The Company's Certificate of Incorporation contains certain provisions permitted under the Delaware General Corporation Law (the "DGCL") relating to the liability of directors. These provisions eliminate a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving certain wrongful acts, such as (i) for any breach of the director's duty of loyalty to the Company, or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derives an improper personal benefit. These provisions do not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a Director's fiduciary duty. These provisions will not alter a director's liability under federal securities laws. The Company's Certificate of Incorporation also contains provisions indemnifying the directors and officers of the Company, to the fullest extent permitted by the DGCL. The Company believes that these provisions will assist the Company in attracting and retaining qualified individuals to serve as directors.

         Reference is hereby made to Section 2.3 of the Registration Rights Agreement filed as Exhibit 4.1 to the Company's Current Report on Form 8-K dated October 20, 1998, filed on November 3, 1998, for a description of indemnification arrangements between the Company and the Selling Stockholders, pursuant to which the Selling Stockholders are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act").

Item 16.  Exhibits.

         Exhibits

         2.1 Agreement and Plan of Merger by and among META Group, Inc., MG Acquisition Corporation and The Sentry Group, Inc. dated as of September 23, 1998 ("Agreement and Plan of Merger") (with certain confidential information deleted) (filed as Exhibit
                  2.1 to Registrant's Current Report on Form 8-K dated October 20, 1998, filed on November 3, 1998 (File No. 0-27280) and incorporated herein by reference).

         2.2      Amendment  No. 1 to  Agreement  and Plan of  Merger  (filed as
                  Exhibit 2.2 to Registrant's Current Report on Form 8-K dated October 20, 1998, filed on November 3, 1998 (File No. 0-27280) and incorporated herein by reference).

         4.1      Specimen  certificate  representing the Common Stock (filed as
                  Exhibit 4.1 to Registrant's Registration Statement on Form S-1 (File No. 33-97848) and incorporated herein by reference).

         4.2 Registration Rights Agreement dated as of October 20, 1998 by and among META Group, Inc. and certain stockholders of The Sentry Group, Inc. listed on the signature pages thereto (filed as Exhibit 4.1 to Registrant's Current Report on Form 8-K dated October 20, 1998, filed on November 3, 1998 (File No.
                  0-27280) and incorporated herein by reference).

         4.3      Escrow  Agreement  dated as of  October  20,  1998  among META
                  Group, Inc., Peter A. Naber and State Street Bank and Trust Company (filed as Exhibit 4.2 to Registrant's Current Report on Form 8-K dated October 20, 1998, filed on November 3, 1998 (File No. 0-27280) and incorporated herein by reference).

         5.1      Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith).

         23.1     Consent of Testa,  Hurwitz & Thibeault,  LLP (contained in
                  Exhibit 5.1).

         23.2     Consent of Deloitte & Touche LLP (filed herewith).

         24.1 Powers of Attorney (included as part of the signature page to this Registration Statement).

Item 17.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) to remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

         (4) If the registrant is a foreign private issuer, to file a post effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                 SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant, META Group, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 19th day of November, 1998.

                                  META GROUP, INC.

                                  By: /s/ Bernard F. Denoyer
                                      ----------------------
                                      Bernard F. Denoyer
                                      Senior Vice President- Finance,
                                      Chief Financial Officer and Treasurer


                           POWER OF ATTORNEY

       We, the undersigned officers and directors of META Group, Inc., hereby severally constitute and appoint Dale Kutnick and Bernard F. Denoyer, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-3 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable META Group, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                    Title(s)                          Date
      ---------                   --------                           ----
/s/ Dale Kutnick      Chief Executive Officer, President and   November 19, 1998
--------------------  Director (Principal Executive Officer)
Dale Kutnick


/s/ Bernard Denoyer   Senior Vice President- Finance, Chief    November 19, 1998
--------------------  Financial Officer and Treasurer
Bernard Denoyer       (Principal Financial and Accounting
                       Officer)


                      Director
--------------------
Mark Butlein


/s/ Francis Saldutti  Director                                 November 19, 1998
--------------------
Francis Saldutti


/s/ Harry S. Gruner   Director                                 November 19, 1998
--------------------
Harry S. Gruner


                      Director
--------------------
Michael Simmons


/s/George C. McNamee  Director                                November 19, 1998
--------------------
George C. McNamee

                              EXHIBIT INDEX

Exhibit No.     Description of Exhibit
-----------     ----------------------

2.1 Agreement and Plan of Merger by and among META Group, Inc., MG Acquisition Corporation and The Sentry Group, Inc. dated as of September 23, 1998 ("Agreement and Plan of Merger")(with certain confidential information deleted)(filed as Exhibit 2.1 to Registrant's Current Report on Form 8-K dated October 20, 1998, filed on November 3, 1998 (File No. 0-27280).*

2.2             Amendment No. 1 to Agreement  and Plan of Merger (filed as
                Exhibit 2.2 to Registrant's Current Report on Form 8-K dated October 20, 1998, filed on November 3, 1998 (File No. 0-27280).*

4.1             Specimen certificate representing the Common Stock (filed as
                Exhibit 4.1 to Registrant's Registration Statement on Form S-1 (File No. 33-97848).*

4.2 Registration Rights Agreement dated as of October 20, 1998 by and among META Group, Inc. and certain stockholders of The Sentry Group, Inc. listed on the signature pages thereto (filed as Exhibit 4.1 to Registrant's Current Report on Form 8-K dated October 20, 1998, filed on November 3, 1998 (File No. 0-27280).*

4.3 Escrow Agreement dated as of October 20, 1998 among META Group, Inc., Peter A. Naber and State Street Bank and Trust Company (filed as Exhibit 4.2 to Registrant's Current Report on Form 8-K dated October 20, 1998, filed on November 3, 1998
                (File No. 0-27280).*

5.1             Opinion  of Testa,  Hurwitz &  Thibeault,  LLP.**

23.1            Consent of Testa, Hurwitz & Thibeault, LLP
                (contained in Exhibit 5.1). **

23.2            Consent of Deloitte & Touche LLP.**

24.1 Powers of Attorney (included as part of the signature page to this Registration Statement).**

--------------------------
* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

** Filed herewith.